As filed with the Securities and Exchange Commission on
                                             November 25,
                                             1996
                                             Registration
                                             No.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  FORM S-8

                             REGISTRATION STATEMENT Under

                           The Securities Act

                           of l933 SIMS

                           COMMUNICATIONS, INC. (Exact

name of issuer as specified in its charter)





































































              Delaware
65-
0287558
    (State or other jurisdiction
(I.R.S.
Employer
  of incorporation or organization
Identification
No.)

  3333 S. Congress Avenue, Suite 401
      Delray Beach, Florida
33445
   (Address of Principal Executive
(Zip
Code)
           Offices)
                               Stock Bonus Plan
                             (Full Title of
                             Plan)
                                James J. Caprio 3333 S.
                           Congress Avenue, Suite 401
                           Delray Beach, Florida  33445
                 (Name and address of agent for service)
                              (407) 265-3601
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                             William T. Hart, Esq.
                                 Hart & Trinen l624
                             Washington
                             Street
                            Denver, Colorado
                                 80203 (303)
                                 839-
                                  0061
          Page one of      pages contained in the
sequential
numbering
             system.  The Exhibit Index may be found
                          at page . CALCULATION OF
                          REGISTRATION FEE
                                        Proposed
Proposed Title of
maximum       maximum
securities               Amount           offering
aggregate
Amount
of
        to be                   to be             price
                         offering
registration
registered             registered (1)  per share (2)
price
fee
Common Stock           1,500,000           $0.94      $1,410,000
$487
Issuable Pursuant         Shares
to Stock Bonus Plan


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock.
(2) Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on November 21, 1996.
                        SIMS COMMUNICATIONS, INC.
       Cross Reference Sheet Required Pursuant to Rule 404
                           PART I
             INFORMATION REQUIRED IN PROSPECTUS

    (NOTE:    Pursuant to instructions to Form S-8, the
Prospectus
described
    below is not filed with this Registration Statement.)

Item
No.     Form S-8 Caption                          Caption in

Prospectus

  1.     Plan Information

         (a)  General Plan Information .........   Stock

Option and

Bonus

Plans

         (b)  Securities to be Offered .........   Stock
Option and

Bonus

Plans

         (c)  Employees who may Participate
              in the Plan ......................   Stock
Option
and
Bonus
Plans

         (d)  Purchase of Securities Pursuant
              to the Plan and Payment for
              Securities Offered ...............   Stock Option
and
Bonus
Plans

         (e)  Resale Restrictions ..............   Resale of
Shares
by
Affili-
                                                   ates
         (f)  Tax Effects of Plan
              Participation ....................   Stock Option
and
Bonus
Plans

         (g)  Investment of Funds ..............   Not Applicable.

         (h)  Withdrawal from the Plan;
              Assignment of Interest ...........   Other
Information
Regarding
                                                   the Plans
         (i)  Forfeitures and Penalties ........   Other
Information
Regarding
                                                   the Plans

         (j)  Charges and Deductions and
              Liens Therefore ..................   Other
Information
Regarding
                                                   the Plans
    2.   Registrant Information and Employee
         Plan Annual Information ...............   Available
Information,
Docu-
                                                   ments
                                                   Incorporated by
                                                   Reference

                              PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS
Item 3 - Incorporation of Documents by Reference
       The following documents filed by the Company with the

Securities and Exchange Commission are incorporated by reference in this Registration Statement: Annual Report on Form 10-KSB for the

year

ending June 30, 1996 and Quarterly Report on Form 10-QSB for quarter ending September 30, 1996. All reports and documents subsequently filed by the Company pursuant to Section 13(a),

13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the

filing of a posteffective amendment to this

Registration Statement of which this Prospectus is a

part which indicates that all securities offered

hereby have been sold or which deregisters all

securities then remaining unsold, shall be deemed to

be incorporated by reference in this Prospectus and to

be a part thereof from the date of filing of such

reports or documents. Item 4 - Description of

Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and Officers

  The Bylaws of the Company provide in substance that
                          the
Company
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.
Item 7 - Exemption from Registration Claimed




         In November 1996, and in accordance with the
Company's Stock Bonus Plan, the Company issued shares
of its Common Stock to the following persons in
consideration of services rendered to the Company.
                 Name of Shareholder
Shares
                 Robert Pittenger
10,000
                 Henry A. McLarty
50,000
                 William R. Smith
50,000
                 Kenneth Zubay
50,000
                 Robert K. Stevens
50,000
                 Jeffrey S. Leiner
15,000
                 Fred Sharp
25,000

250,000

 In issuing the shares to the persons listed above the Company relied upon the exemption provided by Section
4(2) of the Securities Act of 1933 as such shares were issued in a transaction not involving any public offering. All of the persons listed above, at the time of the issuance of the shares, were Company officers, directors, employees or consultants and were fully informed as to the Company's business and affairs.
The Company did not pay any commission to any person in connection with the issuance of these shares.

Item 8 - Exhibits

  4    - Instruments Defining Rights of
         Security Holders

   (a) - Common Stock          Incorporated by
reference to
                                                 Exhib
                                                 it
                                                 4(a)
                                                 of
                                                 the
                                                 Compa
                                                 ny's
                                                 Regis
                                                 trati
                                                 on
                                                 State
                                                 ment
                                                 on
                                                 Form
                                                 SB2,
                                                 File
                                                 No.
                                                 33
                                                 70546
                                                 A.
   (b) - Stock Bonus Plan (as amended)

  5 - Opinion Regarding Legality of
       Securities to be Offered

    l5 - Letter Regarding Unaudited
                Interim
      Financial Information                      None

 24 - Consent of Independent Public
        Accountants and Attorneys

 25 - Power of Attorney           Included in the
                                  signature page
of this Registration
                                  Statement

  28 - Information from Reports                   None
      furnished to State Insurance
      Regulatory Authorities

 99 - Additional Exhibits
      (Re-Offer Prospectus)

Item 9 - Undertakings

       (a)  The undersigned registrant hereby undertakes:

              (1)  To file, during any period in which offers or
sales are
being made, a post-effective amendment to this registration
                   statement: (i)   to include any prospectus
                   required by Section
             l0(a)(3) of the Securities Act of l933;
                   (ii)  to reflect in the prospectus any facts
              or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                   (iii) to include any material information with
              respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;
                         Provided, however, that paragraphs
              (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934
              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
              (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         POWER OF ATTORNEY
         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Melvin Leiner and James Caprio, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.
                            SIGNATURES
         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on November 21, 1996.
                                       SIMS COMMUNICATIONS, INC.
                                       By: /s/ Melvin Leiner
                                          Melvin Leiner, President
                                       By: /s/ James Caprio
                                          James Caprio, Principal
                                            Financial Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title
Date
/s/ Melvin Leiner             Director                  November
21,
1996
Melvin Leiner

/s/ James J. Caprio           Director                  November
21,
1996
James J. Caprio

/s/ Donald M. Marks           Director                  November
21,
1996
Donald M. Marks

/s/ Darren Marks              Director                  November
21,
1996
Darren Marks



2349D